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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements (Nos. 033-75934, 333-04280, 333-08047, 333-75339, 333-43802, 333-67504, 333-100753, 333-125882, 333-125883, 333-145334, 333-145337, 333-150069, 333-152998 and 333-168669) on Form S-8 and (Nos. 333-05939, 333-37921, 333-87157, 333-94859, 333-48936, 333-67328, 333-103950, 333-111522, 333-116533, 333-128527, 333-136673, 333-139897, 333-145335, 333-150070, 333-159010, 333-165478 and 333-168670) on Form S-3 of Satcon Technology Corporation and its subsidiaries of our report dated March 15, 2011, relating to our audit of the consolidated financial statements, the financial statement schedule and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Satcon Technology Corporation and its subsidiaries for the year ended December 31, 2010.

/s/ McGladrey & Pullen, LLP

Boston, Massachusetts
March 15, 2011

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  Exhibit 23.1